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                                                                   EXHIBIT 10.26

                             CHENIERE ENERGY, INC.
                                TWO ALLEN CENTER
                         1200 SMITH STREET, SUITE 1740
                           HOUSTON, TEXAS 77002-4312


                              March 15, 1999
                              via facsimile
Lender Name
Address


     Re: (Form of) Fifth Amendment to Securities Purchase Agreement ("Fifth Amendment")

Dear Lender:

     Reference is made to the Securities Purchase Agreement dated as of December 15, 1997 as amended by the Third Amendment dated on or about September 13, 1998 and the Fourth Amendment dated January 12, 1999 (as amended, the "Agreement"), between Cheniere Energy, Inc., a Delaware corporation ("Borrower"), and Lender. Unless otherwise indicated, all capitalized terms herein are used as defined in the Agreement.

     The purpose of this amendment to the Agreement is to extend the maturity date from March 15, 1999 to April 15, 1999. In consideration therefor, the exercise price per share of the Warrants previously issued to Lender shall be reduced as described below.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree as follows:


     1. Amendment of Maturity Date. The definition of Maturity Date in Section 12 shall be hereby amended by replacing the paragraph captioned MATURITY DATE in its entirety with the following paragraph:

               "MATURITY DATE means the earlier of (a) April 15, 1999 and (b) the date that the Senior Notes are declared immediately due and payable pursuant to SECTION 11 in the event of a Default; provided that Lender's rights continue until the Obligation has been paid and performed in full. If no Default or Potential Default exists."


2. Reduction of Exercise Price on Existing Warrants. As of the date hereof, the exercise price per share of the Warrants previously issued to Lender shall be reduced from $1.50 to $1.25, and the "Exercise Price" of such warrants is hereby agreed to be amended to reflect such reduction.

3. Amendment to Call of Warrants. As of the date hereof, each of the agreements evidencing Warrants held by Lender shall be amended so that the first sentence of Section 7 shall read:

                "This warrant may be called and canceled by the Company at its election at any time following the date upon which the closing price of the Common Stock on its principal trading market has been $3.00 for a period of 20 consecutive trading days (all as determined in good faith by the Company's Board of Directors) at the price equal to $.01 per share of Common Stock for which this Warrant shall be exercisable on the call Date (as defined below)."

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4.  Representations and Warranties.  Borrower represents and warrants that it possesses all requisite power and authority to execute, deliver and comply with the terms of this instrument, which has been duly authorized and approved by all necessary corporate action and for which no consent of any person is required.

5. Fees and Expenses. Borrower agrees to pay the reasonable fees and expenses of counsel to Lender for services rendered in connection with the negotiation and execution of this instrument.

6. Loan Paper; Effect. This instrument is a Loan Paper and, therefore, is subject to the applicable provisions of Section 13 of the Agreement, all of which are incorporated herein by reference the same as if set forth herein verbatim. Except as amended in this instrument, the Loan Papers are and shall be unchanged and shall remain in full force and effect. In the event of any inconsistency between the terms of the Agreement as hereby modified (the "Amended Agreement") and any other Loan Papers, the terms of the Amended Agreement shall control and such other document shall be deemed to be amended hereby to conform to the terms of the Amended Agreement.

7. No Waiver of Defaults. This instrument does not constitute a waiver of, or a consent to any present or future violation of or default under, any provision of the Loan Papers, or a waiver of Lender's right to insist upon future compliance with each term, covenant, condition and provision of the Loan Papers, and the Loan Papers shall continue to be binding upon, and inure to the benefit of, Borrower, Lender and their respective successors and assigns.

8. Final Agreement. THE LOAN PAPERS, AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     If the foregoing terms and conditions are acceptable to Lender, Lender should indicate its acceptance by signing in the space provided below and returning an executed copy hereof to Borrower, whereupon this letter shall become an agreement binding upon and inuring to the benefit of Borrower and Lender and their respective successors and assigns.

                              Sincerely,

                              CHENIERE ENERGY, INC.



                              By:
                                 ----------------------------------
                                 Don A. Turkleson
                                 Chief Financial Officer

Accepted and agreed to as of the day
and year first set forth in this Fifth
Amendment.



----------------------------
Lender

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